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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2003

ENBRIDGE ENERGY PARTNERS, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION)	1-10934 (COMMISSION FILE NO.)	39-1715850 (I.R.S. EMPLOYER IDENTIFICATION NO.)
1100 Louisiana, Suite 3300, Houston, TX 77002 (Address Of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 821-2000

ITEM 9. REGULATION FD DISCLOSURE

        The Registrant has filed with the Securities and Exchange Commission a preliminary prospectus supplement and accompanying prospectus for the offering by the Registrant of 2,750,000 of its Class A Common Units through a group of underwriters for whom UBS Warburg LLC and Lehman Brothers Inc. are acting as joint book-running managers. The prospectus supplement also relates to an option granted by the Registrant to the underwriters to purchase an additional 412,500 Class A Common Units to cover any over-allotments. The Registrant intends to use the net proceeds from this offering to repay a portion of its existing indebtedness. This current report on Form 8-K does not constitute an offer for sale of any securities of the Registrant. The offer is being made only through the prospectus, as supplemented, which is part of a shelf registration statement that became effective in October 2001.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)
By:	Enbridge Energy Management, L.L.C. as delegate of Enbridge Energy Company, Inc., its General Partner
By:	/s/ MARK A. MAKI Mark A. Maki Vice President, Finance (Duly Authorized Officer)

Date: May 5, 2003

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  ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE